UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2020

CONNECTONE BANCORP, INC.
(Exact name of Company as specified in its charter)

New Jersey	001-11486	52-1273725
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

301 Sylvan Avenue
Englewood Cliffs, New Jersey		07632
(Address of principal executive offices)		(Zip Code)

Company's telephone number, including area code: (201) 816-8900

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Name of each exchange on
Title of each class	Trading symbol	which registered
Common Stock	CNOB	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01. Entry into a Material Definitive Agreement.

Underwriting Agreement

On June 10, 2020, ConnectOne Bancorp, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Keefe, Bruyette & Woods, Inc. and Goldman Sachs & Co. LLC, as representatives of the Underwriters named therein, with respect to the issuance and sale of $75,000,000 of the Company’s 5.750% Fixed-to-Floating Rate Subordinated Notes due 2030 (the “Notes”).

The Underwriting Agreement includes customary representations, warranties and covenants by the Company. These representations, warranties and covenants are not representations of factual information to investors about the Company or its subsidiaries, and the sale of the Notes is not a representation that there has not been any change in the condition of the Company. The Company also agreed to indemnify the Underwriters against certain liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

Indenture and Second Supplemental Indenture

The terms of the Notes are governed by the Indenture, dated as of January 17, 2018 (the “Indenture”), between the Company and U.S. Bank, National Association, as trustee (the “Trustee”), as amended and supplemented by the Second Supplemental Indenture, dated as of June 15, 2020 (the “Second Supplemental Indenture”), entered into between the Company and the Trustee.

Subordinated Notes

The Notes were offered pursuant to a prospectus supplement, dated June 10, 2020 (the “prospectus supplement”), to the prospectus, dated December 4, 2017, filed as part of the Registration Statement on Form S-3 (File No. 333-221705) originally filed with the Securities and Exchange Commission under the Securities Act on November 21, 2017, and declared effective on December 4, 2017.

The offering of the Notes closed on June 15, 2020. The net proceeds from the sale of the Notes to the Company were approximately $73,575,000 after giving effect to the underwriting discount of 1.5% and estimated expenses of the offering of the Notes. The Company intends to use a portion of the proceeds to redeem its outstanding subordinated notes due July 1, 2025 within a year, and the remainder for general corporate purposes, which may include providing capital to support growth of ConnectOne Bank, the Registrant’s wholly owned banking subsidiary (the “Bank”), through organic growth, or through the acquisition of financial institutions or branches thereof, the acquisition of failed institutions from the FDIC or the acquisition of businesses related to banking, repaying other indebtedness, financing investments and capital expenditures, repurchasing shares of its common stock and for investments in the Bank as regulatory capital.

The terms of the Notes are set forth in the Second Supplemental Indenture. The Notes will bear interest at 5.750% annually from, and including, the date of initial issuance to, but excluding, June 15, 2025 or the date of earlier redemption, payable semi-annually in arrears on June 15 and December 15 of each year, commencing December 15, 2020. From and including June 15, 2025 through maturity or earlier redemption, the interest rate shall reset quarterly to an interest rate per annum equal to a benchmark rate, which is expected to be Three-Month Term SOFR (as defined in the Second Supplemental Indenture), plus 560.5 basis points, payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, commencing on September 15, 2025. Notwithstanding the foregoing, if the benchmark rate is less than zero, then the benchmark rate shall be deemed to be zero.

The Company may, at its option, redeem the Notes (i) in whole or in part beginning with the interest payment date of June 15, 2025, and on any interest payment date thereafter or (ii) in whole but not in part upon the occurrence of a “Tax Event,” a “Tier 2 Capital Event” or the Company becoming required to register as an investment company pursuant to the Investment Company Act of 1940, as amended. The redemption price for any redemption is 100% of the principal amount of the Notes, plus accrued and unpaid interest thereon to, but excluding, the date of redemption. Any redemption of the Notes will be subject to the receipt of the approval of the Board of Governors of the Federal Reserve System to the extent then required under applicable laws or regulations, including capital regulations.

The Notes are unsecured, subordinated and (i) rank junior in right of payment and upon the Company’s liquidation to any existing and all future senior indebtedness (as defined in the Second Supplemental Indenture and described under “Description of the Notes” in the prospectus supplement), (ii) rank equally in right of payment and upon the Company’s liquidation with any future unsecured indebtedness the terms of which provide that such indebtedness ranks equally with the Notes, and (iii) rank senior in right of payment and upon the Company’s liquidation to any indebtedness the terms of which provide that such indebtedness ranks junior to the Notes. In addition, the Notes will be effectively subordinated to all of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness and will be effectively subordinated to all of the existing and future indebtedness, deposits and other liabilities and preferred equity of the Bank, and the Company’s other current and future subsidiaries, including, without limitation, the Bank’s liabilities to its depositors, liabilities to general creditors and liabilities arising in the ordinary course or otherwise.

The foregoing summaries of the Underwriting Agreement, the Indenture, the Second Supplemental Indenture and the Notes are not complete and are each qualified in their entirety by reference to the complete text of the respective documents, which are filed as Exhibits 1.1, 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference in their entirety.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated June 10, 2020, by and between the Company and the Bank and Keefe, Bruyette & Woods, Inc. and Goldman Sachs & Co. LLC, as Representative, without exhibits.
4.1	Indenture, dated as of January 17, 2018, between the Company and U.S. Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.1 of ConnectOne Bancorp, Inc.’s Current Report on Form 8-K filed January 17, 2018 (File No. 000-11486)
4.2	Second Supplemental Indenture, dated as of June 15, 2020, between the Company and U.S. Bank National Association, as Trustee.
4.3	Form of 5.750% Fixed-to-Floating Rate Subordinated Note due 2030 (included in Exhibit 4.2).
5.1	Opinion of Windels Marx Lane & Mittendorf, LLP regarding the legality of the Notes
23.1	Consent of Windels Marx Lane & Mittendorf, LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CONNECTONE BANCORP, INC.
(Registrant)

Dated: June 15, 2020	By:	/s/ William S. Burns
WILLIAM S. BURNS
Executive Vice President and
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
1.1	Underwriting Agreement, dated June 10, 2020, by and between the Company and the Bank and Keefe, Bruyette & Woods, Inc. and Goldman Sachs & Co. LLC, as Representative, without exhibits.
4.1	Indenture, dated as of January 17, 2018, between the Company and U.S. Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.1 of ConnectOne Bancorp, Inc.’s Current Report on Form 8-K filed January 17, 2018 (File No. 000-11486)
4.2	Second Supplemental Indenture, dated as of June 15, 2020, between the Company and U.S. Bank National Association, as Trustee.
4.3	Form of 5.750% Fixed-to-Floating Rate Subordinated Note due 2030 (included in Exhibit 4.2).
5.1	Opinion of Windels Marx Lane & Mittendorf, LLP regarding the legality of the Notes
23.1	Consent of Windels Marx Lane & Mittendorf, LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).